UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 6, 2020, Jaguar Health, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and an accompanying proxy card with the U.S. Securities and Exchange Commission in connection with a Special Meeting of Stockholders of the Company (the “Special Meeting”).  The Special Meeting was held on December 9, 2020 and adjourned prior to voting on Proposal 1, which proposal is described in the Proxy Statement, to allow the Company additional time to solicit proxies.  As announced during the Special Meeting and disclosed in the Company’s Current Report on Form 8-K filed on December 10, 2020, the Special Meeting will reconvene at 8:30 a.m. Pacific Time on December 22, 2020.  On December 17, 2020 at 5:30 a.m. Pacific Time, the Company held an investor update call to allow management time to review developments that have taken place since the Proxy Statement (the “Investor Call”). Below are excerpts of the script of the Company’s Investor Call discussing the Special Meeting and a copy of a slide from the investor presentation used during the call relating to the Special Meeting.

Script

Operator

Before I turn the call over to Management, I’d like to remind you that Management may make forward-looking statements relating to such matters as continued growth prospects for the Company, uncertainties regarding market acceptance of products, the impact of competitive products and pricing, industry trends, and product and technology initiatives including products in the development stage which may not achieve scientific objectives or meet stringent regulatory requirements. Forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements.  These statements are based on currently available information and Management’s current assumptions, expectations and projections about future events. While Management believes that its assumptions, expectations, and projections are reasonable in view of currently available information, you are cautioned not to place undue reliance on these forward-looking statements. The Company’s actual results may differ materially from those discussed in this call for a variety of reasons, including those described in the forward-looking statements and risk factors sections of the Company’s Form 10-K for the year ending December 31, 2019, which was filed April 3, 2020, and its other filings with the SEC, which are available on the Investor Relations section of Jaguar’s website. Except as required by law, Jaguar Health undertakes no obligation to update or revise any forward-looking statements contained in this presentation to reflect new information, future events or otherwise.

Additionally, please note that the Company supplements its condensed consolidated financial statements presented on a GAAP basis by providing gross sales, non-GAAP EBITDA and non-GAAP recurring EBITDA. Jaguar believes that the disclosure items of these non-GAAP measures provide investors with additional information that reflects the basis upon which Company management assesses and operates the business. These non-GAAP financial measures should not be viewed in isolation or as substitutes for GAAP net sales and GAAP net loss and are not substitutes for, or superior to, measures of financial performance in conformity with GAAP.

At this time, it’s my pleasure to turn the call over to Lisa Conte, Jaguar Health’s President and Chief Executive Officer. Lisa, the floor is yours.

Lisa Conte

[…]

As most of you joining us today are likely aware, Jaguar’s Special Meeting of Stockholders held on Wednesday of last week was adjourned until December 22nd — next Tuesday — to allow the company additional time to solicit votes.

[…]

Our second reason for hosting today’s call is to explain why Jaguar’s Board of Directors and Management are strongly encouraging stockholders to vote in favor of the proposal to provide the board of directors with the discretion to implement a reverse stock split — not implement a reverse split, only the discretion to do so in the event it is necessary in the future to maintain the company’s Nasdaq listing.  Any action would be based on the premise that it is in the Company’s and the stockholders’ best interests to remain listed on Nasdaq.   Quite specifically, the Nasdaq review board is considering giving us up to the full 6-month extension, which would be until March 10, 2021, to get our stock closing price over $1.00/share for 10 trading days.  This is an extension for which we may qualify, though the full 6-month extension period has not yet been granted to us. At this time, there is no intention or rationale to implement any actions by the Board. Our desire is to achieve compliance with the Nasdaq bid price requirement organically.

We’ve had some nice volume and company value recognition coincident with the activities to establish Napo EU.  However, this is important, we need to demonstrate to Nasdaq that we have the capability to adhere to Nasdaq’s bid price requirement, or the Nasdaq Listing Qualifications Panel is unlikely to grant Jaguar an extension through to March 10, 2021.  Since we don’t currently meet the $1.00/share bid price requirement, we wouldn’t qualify for Nasdaq listing without an extension.— It’s a bit of a chicken and egg situation.  The vote allows the best situation for the Company to be granted until March 10, 2021 to get in compliance by having the stock over $1.00 for 10 trading days.  Again, we do not intend to implement the reverse split upon the successful completion of the vote. The bottom line is that we are committed to staying listed on Nasdaq and showing we have the capability to do that.

It is also although worth mentioning that the two largest proxy advisory firms in the U.S., Institutional Shareholder Services and Glass Lewis — both of which provide voting advice to large institutional investors — have issued guidance recommending that institutional investors vote in favor of Jaguar’s proposal related to a possible reverse split.  And, all long-term large shareholders with whom I have contact have voted in favor of the split, including those who have invested in crofelemer for over 15 years.

Only stockholders at the close of business on the record date of November 6, 2020 are entitled to and are being requested to vote. Jaguar stockholders who have already voted do not need to vote again, although stockholders may change and recast their votes. Jaguar’s Board and management encourage all stockholders to vote before Monday, December 21 at 11:59 PM Eastern Standard Time. Stockholders of record may vote by internet at www.voteproxy.com, or by telephone at 800-776-9437 (this voting phone number is operational 24x7), or by returning a properly executed proxy card. Stockholders who hold shares of Jaguar stock in street name may vote through their broker. Street name stockholders requiring assistance with voting their shares are encouraged to contact Jaguar’s proxy solicitation firm, Georgeson, at 866-821-0284, Monday to Friday from 9:00 AM — 11:00 PM US Eastern Standard Time, and Saturday from 12:00 PM-6:00 PM US Eastern Standard Time.  It is not staffed on Sundays.

[…]

Please remember to vote by this coming Monday if you have not already done so, or if you wish to change your vote.

[…]

NASDAQ:JAGX 1 Jaguar stockholders who have already voted do not need to vote again, although stockholders may change and recast their votes. Please vote before Monday, December 21 at 11:59 PM Eastern Standard Time. Stockholders who hold Jaguar shares in street name may vote through their broker or by calling 866-821-0284, Monday to Friday from 9:00 AM – 11:00 PM US Eastern Standard Time, and Saturday from 12:00 PM-6:00 PM US Eastern Standard Time. Stockholders of record may vote by internet at www.voteproxy.com or by calling 800-776-9437 (this voting phone number is operational 24x7), or by returning a properly executed proxy card. How to Vote